EXHIBIT 10.48

TENTH AMENDMENT TO

THE FISHER-PRICE PENSION PLAN

WHEREAS, Mattel, Inc. (“Mattel”) sponsors the Fisher-Price Pension Plan for the benefit of eligible employees of Fisher-Price, Inc. and certain other subsidiaries; and

WHEREAS, the provisions of the Plan are set forth in a 1994 Restatement, as amended; and

WHEREAS, Mattel desires to amend the Plan to provide for retroactive annuity start dates in accordance with Treasury Regulation Section 1.417(e)-1(b)(3); and

WHEREAS, in Section 9.1 of the Plan, Mattel reserved the right to amend the Plan at any time in whole or in part;

NOW, THEREFORE, to effect the foregoing, Mattel does hereby declare that the Plan be, and hereby is, amended as follows:

1. Effective as of January 1, 2006, the following new Section 4.6 shall be added to the end of Article 4 of the Plan:

“Section 4.6. Retroactive Annuity Starting Dates. A Participant may elect to receive payment of benefits pursuant to Section 4.1, 4.2 or 4.3 effective as of a date that occurs before the date the Participant receives the written explanation described in Section 4.1(b) (a “Retroactive Annuity Start Date”); provided that, the Retroactive Annuity Start Date must be after the Participant’s Severance from Service Date and on or after the Participant’s normal retirement date. Any payment of benefits as of a Retroactive Annuity Start Date shall comply with the requirements of Treasury Regulation Section 1.417(e)-1(b)(3) including (i) the payment of interest on back payments from the Retroactive Annuity Start Date to the date benefit payments commence to be paid to the Participant (the “Benefit Commencement Date”), and (ii) the necessity for spousal consent to payment as of the Retroactive Annuity Start Date. Any interest paid in accordance with this Section shall be calculated using the applicable interest rate used to determine the present value of a Participant’s accrued monthly pension benefit under the Plan as of the Benefit Commencement Date as described in Section 5.4. Any benefit payments paid to a Participant that begin effective as of a date prior to a Member’s Benefit Commencement Date but after a Member receives the written explanation described in Section 4.1(b) shall not be treated as payments as of a Retroactive Annuity Start Date pursuant to this Section and shall not include the payment of interest nor be subject to the other requirements of Treasury Regulation Section 1.417(e)-1(b)(3) related to Retroactive Annuity Start Dates. The Plan Administrator may establish rules and procedures for the administration of benefit payments in accordance with this Section.”

2. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, Mattel has caused this instrument to be executed by its duly authorized officer this 19 day of December, 2006.

MATTEL, INC.

By:	/s/ Alan Kaye
Name:	Alan Kaye
Title:	SVP – Human Resources

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